Exhibit 23



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-94659, 033-80180, 333-64428, 033-61355,
333-31143, 333-31141, and 333-02261) of 21st Century Insurance Group of our report dated June 20, 2003 relating to the financial statements and financial statement schedule, which appears in this Form 11-K.



/s/  PricewaterhouseCoopers  LLP

Los  Angeles,  California
June  30,  2003

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